Exhibit 23.1 Auditor's Consent Letter

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We consent to the incorporation by reference in this Form S-8 registration statement of the audited financial statements of Monster Offers for the year ended December 31, 2011 and our report dated April 16, 2012, included in its Form 10-K. We consent to all references to our firm included in or made a part of this registration statement.

Sincerely,

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC

May 29, 2012